UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 23, 2005
TRICELL, INC.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

0-50036	88-0504530

(Commission File Number)	(IRS Employer Identification Number)
6 Howard Place, Stoke-on-Trent, Staffordshire, ST1 4NQ United Kingdom
(Address of Principal Executive Offices)          (Zip Code)
011 44 8707 53 2360
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 18, 2005, the Board of Directors (“Board”) of Tricell, Inc. (“Tricell”) appointed James Reed, Neil Pursell, Adrian “John” Sumnall, and Neil Proctor to Tricell’s Board. Additionally, on November 18, 2005, the Board appointed James Reed as President of Tricell, and Neil Pursell as Chief Financial Officer of Tricell. In conjunction with these appointments, Andre Salt, the former President of Tricell, resigned from his position as President of Tricell, effective November 18, 2005. Mr. Salt will continue in his duties as Tricell’s Chief Executive Officer and Chairman of the Board.
     Tricell’s new directors and officers were previously shareholders of Ace Telecom Limited (“Ace”), which Tricell acquired in a stock acquisition on June 30, 2005. The acquisition of Ace, with its extensive customer base in the telecommunications industry, has reinforced Tricell’s wholesale trading and distribution business significantly
     James Reed, age 35, who is now Tricell’s president, previously served as an officer of Ace, beginning in April 2003. Prior to April 2003, Mr. Reed was the Chief Operating Officer of the Starcom One Group (“Starcom”), in which he was responsible for Starcom’s successful trading operations. Prior to joining Starcom in 1999, he was the UK Sales Manager for CellStar UK. Mr. Reed has been a key individual within the mobile phone industry since 1993.
     Adrian “John” Sumnall, age 35, previously served as an officer of Ace, beginning in May 2003. Prior to May 2003, Mr. Sumnall was responsible for the entire Starcom European sales department. Through his excellent relationships and quality negotiating skills, Starcom was enabled to be successful in the market place it operates within. Prior to joining Starcom in March 2001, Mr. Sumnall was regarded as the top sales executive for CellStar UK, a Starcom competitor.
     Neil Procter, age 43, previously served as an officer of Ace, beginning in April 2003. Prior to April 2003, Mr. Proctor was responsible for the entire Starcom product sourcing department. Mr. Proctor joined Starcom in September 2000.
     Neil Pursell, age 41, who now serves as Tricell’s CFO, previously served as an officer of Ace, beginning in May 2003. Mr. Pursell is a fellow of the professional UK Accountancy Body Association of Chartered Certified Accountants (he obtained this qualification in 1991). From June 2001 to May 2003, Mr. Pursell was the Chief Financial Officer of the Starcom. His responsibilities included the day-to-day management of Starcom’s financial affairs. Prior to joining Starcom in May 2001, Mr. Pursell was a partner in the professional Chartered Accountancy firm Barringtons of Staffordshire, UK (“Barringtons”). Mr. Pursell joined Barringtons in November 1981. As a partner at Barringtons, Mr. Pursell was an audit partner responsible for signing limited company audit reports, thus having the expertise to recognize and resolve weak financial & business controls, he also was responsible for delivering advice and assistance on raising finance, management consultancy, strategic tax planning, and international trade.

SIGNATURES
     Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated this 23rd day of November 2005.

TRICELL, INC.
By:	/s/ Andre Salt
Andre Salt,
Chief Executive Officer

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